EXHIBIT 32

   CERTIFICATIONS OF JOSEPH R. ROZELLE, PRINCIPAL EXECUTIVE OFFICER AND
     PRINCIPAL FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Global Growth Corporation (the "Company") for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  October 15, 2007                  /s/ Joseph R. Rozelle
                                         --------------------------
                                         JOSEPH R. ROZELLE
                                         Principal Executive Officer
                                         and Principal Financial Officer


The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.